Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S 8 (No. 333-151883, No. 333-143673, No. 333-116436, No. 333-56741, No. 333-39946, No. 333-91408 and No. 333-106390) of UFP Technologies, Inc., our report, dated March 30, 2010, relating to the 2009 consolidated financial statements and financial statement schedule, which appears in this Form 10 K.

/s/ CCR LLP

Westborough, Massachusetts

March 30, 2010